UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective February 25, 2005, the Board of Directors of Hillenbrand Industries, Inc. approved amendments to Hillenbrand’s Code of Ethical Business Conduct. In addition to other non-substantive, technical and administrative changes, the amendments:

•	Clarify the procedures for reporting violations and potential violations of the Code and clarify the roles of Hillenbrand’s Board of Directors, the Audit Committee of the Board of Directors and the Ethics Committees established for Hillenbrand and its operating subsidiaries in investigating and addressing violations and potential violations;

•	Provide that the policy on conflicts of interest set forth in the Code applies to apparent as well as actual conflicts of interest;

•	Clarify that the Code requires compliance with the spirit as well as the formal requirements of laws, regulations, accounting standards and company policies;

•	Add provisions requiring directors, officers and other employees involved in Hillenbrand’s disclosure process or financial reporting to be familiar with and comply with Hillenbrand’s disclosure controls and procedures and internal control over financial reporting; and

•	Clarify the role of the Code as it relates to Hillenbrand’s other policies, procedures, rules and standards.

Hillenbrand expects to commence the implementation of the amended Code of Ethical Business Conduct pending completion of translations of the amendments to the Code and other matters. Once that process is complete, the amended Code will apply to all directors, officers and other employees and will be posted to Hillenbrand’s website at www.hillenbrand.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: March 2, 2005	BY:	/s/ Scott K. Sorensen
Scott K. Sorensen
Vice President and Chief Financial Officer

DATE: March 2, 2005	BY:	/s/ Gregory N. Miller
Gregory N. Miller
Vice President – Controller and Chief Accounting Officer